                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          CLARK/BARDES HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

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   (4)  Date Filed:

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

                          CLARK/BARDES HOLDINGS, INC.
                    102 SOUTH WYNSTONE PARK DRIVE, SUITE 200
                        NORTH BARRINGTON, ILLINOIS 60010

             NOTICE OF THE 2001 ANNUAL MEETING OF THE STOCKHOLDERS
                             TO BE HELD MAY 1, 2001

To our stockholders:

     We cordially invite you to attend the 2001 annual meeting of our stockholders at The Signature Room at the 95th, John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois, on May 1, 2001 at 10:00 a.m. local time, for the following purposes:

     (1) To elect two Class III directors to serve until the 2004 annual meeting of our stockholders, and until the respective successor of each is duly elected and qualified;

     (2) To ratify the appointment of Ernst & Young LLP by your board of directors as our independent accountants for the year ended December 31, 2001;

     (3) To approve an amendment to our Certificate of Incorporation, changing our name to Clark/ Bardes, Inc.; and

     (4) To transact such other business as may properly come before the annual meeting.

     Any action may be taken on these matters at the annual meeting on the date specified above or on any later date if the annual meeting is adjourned or postponed.

     Your board of directors has established the close of business on March 5, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. For purposes pertaining to the annual meeting, you may examine the list of stockholders as of the record date at our offices in North Barrington, Illinois, during regular business hours on any business day before the annual meeting or any adjournment thereof.

     We have included, along with this notice, a proxy statement and our 2000 Form 10-K, which describes certain of our activities during 2000 and contains our financial statements for the year ended December 31, 2000. The Form 10-K does not form any part of the material for solicitation of proxies.

     We urge you, whether or not you plan to attend the annual meeting, to sign, date and mail the enclosed proxy card in the envelope provided. If you have submitted a proxy and then attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.

By Order of the Board of Directors,

W.T. Wamberg
President, Chief Executive Officer and
Chairman of the Board

April 2, 2001
North Barrington, Illinois

                          CLARK/BARDES HOLDINGS, INC.
                    102 SOUTH WYNSTONE PARK DRIVE, SUITE 200
                        NORTH BARRINGTON, ILLINOIS 60010

                                PROXY STATEMENT

                    2001 ANNUAL MEETING OF THE STOCKHOLDERS
                             TO BE HELD MAY 1, 2001

                                  INTRODUCTION

     Your board of directors hereby solicits your proxy on behalf of Clark/Bardes Holdings, Inc. for use at the 2001 annual meeting of our stockholders and any continuation of the meeting pursuant to any adjournment thereof. The annual meeting will be held at The Signature Room at the 95th, John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois, on May 1, 2001, at 10:00 a.m. local time.

     Our principal executive office is located at 102 South Wynstone Park Drive, Suite 200, North Barrington, Illinois 60010. Our telephone number is (847) 304-5800. We will mail this proxy statement and the accompanying proxy card on or about April 2, 2001. The date of this proxy statement is March 30, 2001.

                         PURPOSES OF THE ANNUAL MEETING

     At the annual meeting, the holders of record of shares of our common stock, $.01 par value per share, on March 5, 2001 will be entitled to vote upon the following matters:

     (1) The proposal to elect two Class III directors to serve until the 2004 annual meeting of our stockholders and until the respective successor of each is duly elected and qualified ("Proposal One");

     (2) The ratification of the appointment of Ernst & Young LLP by your board of directors as the Company's independent accountants for the year ended December 31, 2001 ("Proposal Two");

     (3) To adopt an amendment to our Certificate of Incorporation, changing our name to Clark/Bardes, Inc. ("Proposal Three"); and

     (4) The transaction of such other business as may properly come before the annual meeting.

     Your board of directors recommends that you vote "FOR" each of Proposal One, Proposal Two and Proposal Three.

                             RECORD DATE AND VOTING

RECORD DATE AND STOCKHOLDERS LIST

     Your board of directors has established the close of business on March 5, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. On this record date, we had 12,675,310 shares of our common stock outstanding. We did not have any other shares of capital stock outstanding on the record date.

     A list of stockholders entitled to vote at the annual meeting, which will be arranged in alphabetical order and which will show each stockholder's address and the number of shares registered in his or her name, will be open to any stockholder to examine for any purpose related to the annual meeting. You may examine this list during ordinary business hours commencing March 23, 2001, and continuing through the date of the annual meeting at our principal office, at 102 South Wynstone Park Drive, Suite 200, North Barrington, Illinois 60010.

QUORUM, REQUIRED VOTE AND VOTING RIGHTS

     Quorum. The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of our common stock on the record date will constitute a quorum at the annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters and shares that are "broker non-votes" will be counted in determining whether a quorum is present at the annual meeting. A "broker non-vote" occurs when a broker or nominee votes on some matters on the proxy card but not on others because he or she does not have the authority to do so. The election inspectors appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots. Unless a quorum is present at the annual meeting, no action may be taken at the meeting except an adjournment until a later time.

     Required Vote. With respect to Proposal One, a plurality of all the votes cast by stockholders, in person or by proxy, will elect each nominee for director. A majority of the votes cast, in person or by proxy, is required for Proposal Two. A majority of all of the stockholders entitled to vote must approve Proposal Three. Abstentions are not counted as a vote cast, and will not affect the outcome of Proposal One, Proposal Two or Proposal Three. Broker non-votes will be treated as not present and not entitled to vote with respect to any proposals. Therefore, broker non-votes will have no effect on the outcome of any proposal.

     Voting Rights. With respect to each proposal, you will be entitled to one vote per share of common stock held as of the record date.

PROXIES

     Thomas M. Pyra and Paul J. Bennett, the persons named as proxies on the proxy card accompanying this proxy statement, were selected by your board of directors to serve as proxies. Messrs. Pyra and Bennett are officers of Clark/Bardes Holdings. Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to your board of directors' recommendations, which are contained in this proxy statement.

     Your board of directors does not intend to present, and has no information that others will present, any business at the annual meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the annual meeting, the proxyholders will vote the proxies that they hold in accordance with their best judgment, including voting them to adjourn the annual meeting to another time if a quorum is not present at the annual meeting or if they believe that an adjournment is in our best interests.

     If you give a proxy, you may revoke it at any time before the shares of common stock it represents are voted. This revocation is effective upon receipt, at any time before the annual meeting is called to order, by our corporate secretary of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, you may change or revoke a previously executed proxy by voting in person at the annual meeting.

PROXY SOLICITATION COSTS

     We will bear the cost to solicit proxies. We may solicit proxies from you and other persons in person or by mail, facsimile transmission, telephone, personal interview, or any other means. We will also reimburse banks, brokers, custodians, fiduciaries, nominees, securities dealers, trust companies, and other persons for the reasonable expenses that they incur when forwarding this proxy statement and the accompanying materials to the beneficial owners of shares of our common stock. Our directors and officers also may solicit proxies from you and other persons by any of the means described above. We will not pay these directors and officers any extra compensation for participating in this solicitation.

OUR BUSINESS

     Clark/Bardes Holdings, Inc. is a nationally recognized firm that provides a variety of compensation and benefit services to U.S. corporations, banks and healthcare organizations. Our corporate headquarters is located at 102 South Wynstone Park Drive, Suite 200, North Barrington, Illinois 60010, and our telephone number is (847) 304-5800.

     Our services include the evaluation, design, implementation and administration of innovative compensation and benefit programs for executives, key employees and other professionals. Over 2,000 corporate, banking and healthcare clients use these customized programs primarily to supplement and secure benefits for their executives, key employees and professionals and to offset the costs of employee benefit liabilities. In addition, we provide executive compensation and benefit plan consulting services. We arrange for our clients to finance these programs using life insurance and other financial products.

     We have four operating divisions. Each of these divisions is focused on the evaluation, design, implementation and administration of innovative compensation and benefit programs that help their clients attract and retain executives, key employees and other professionals. Each of our divisions operates separately from a different location with its own executive, marketing and administrative staffs. The divisions operate separately because of the specific expertise required to serve their distinct markets and the established name recognition of each division. Through these divisions, we are able to tailor compensation and benefit programs and consulting services to the unique needs of our clients.

     Our Clark/Bardes Consulting-Compensation Resources Group markets to large corporations. The division has as clients over 200 large corporations representing a wide variety of industries.

     Our Banking Practice is a market leader with over 1,200 national and community bank clients. In addition to evaluating, designing, implementing and administering compensation and benefit programs, the Banking Practice also earns revenue from compensation and incentive consulting for executives, key employees and other professionals as well as from ownership succession programs.

     Our HealthCare Group markets predominantly to large, medium sized and not-for-profit, healthcare organizations. In addition to evaluating, designing, implementing and administering compensation and benefit programs, the HealthCare Group also offers comprehensive compensation and benefits consulting services.

     Our Pearl Meyer & Partners division performs executive compensation and benefits consulting for senior executives and boards of directors for major corporations.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     Your board of directors is divided, as nearly equal in number as possible, into three classes, denominated Class I, Class II and Class III. Your board of directors currently consists of six directors. Your board of directors has nominated two Class III directors, Randolph A. Pohlman and W.T. Wamberg, to continue to serve as Class III directors for a three year term until the annual meeting of stockholders to be held in 2004 and until the respective successor of each is duly elected and qualified. The four directors whose terms of office expire in 2002 and 2003 will continue to serve after the annual meeting until such time as their respective terms of office expire and until their respective successors are duly elected and qualified. See "-- Other Directors" below. Your board of directors recommends that the stockholders vote "FOR" the election of the nominees named in this proxy statement to continue to serve as directors of Clark/Bardes Holdings, Inc. See "-- Nominees for Election as Class III Directors" below.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

     Your board of directors has nominated the following persons to serve as Class III directors until the 2004 annual meeting of our stockholders and until the respective successor of each duly elected and qualified:

NAME                              AGE               POSITION               DIRECTOR CLASS
----                              ---               --------               --------------
Randolph A. Pohlman.............  57    Director                             Class III
W.T. Wamberg....................  48    Chairman of the Board of
                                        Directors, Chief Executive
                                          Officer and Director               Class III

     Randolph A. Pohlman has served as a director of Clark/Bardes Holdings and a member of the compensation committee of our Board of Directors since June 1998 and a member of the audit committee of our Board of Directors since January 2000 of which he is Chairman. Mr. Pohlman's current term as a director of Clark/Bardes Holdings expires at the 2001 annual meeting of our stockholders. From February 1996 until July 1998, Mr. Pohlman served as a member of our predecessor company's advisory board. Since July 1995, Mr. Pohlman has served as the Dean of the School of Business and Entrepreneurship at Nova Southeastern University in Fort Lauderdale, Florida. From April 1990 to July 1995, Mr. Pohlman served as Director of Human Resources World Wide for Koch Industries. Mr. Pohlman graduated from Kansas State University with Bachelor of Science and Master of Science degrees in Business Administration and, in addition, earned a Ph.D. in finance and organizational behavior from Oklahoma State University.

     W.T. Wamberg has served as the Chairman of the Board of Directors and a director of Clark/Bardes Holdings since June 1998, and became the Chairman of the Board of Directors in July 1998. Mr. Wamberg's current term as a director of Clark/Bardes Holdings expires at the 2001 annual meeting of our stockholders. Mr. Wamberg became President of Clark/Bardes Holdings in September 1999. In connection with our acquisition of The Wamberg Organization, in September 1999, he also became Chief Executive Officer of Clark/Bardes Holdings. Mr. Wamberg served as a director of our predecessor company from 1988 and served as the Chairman of the Board of our predecessor company from September 1996 until July 1998. Mr. Wamberg, who has been a producer for us since 1976, was President and Chief Executive Officer of The Wamberg Organization, Inc., an independently operated sales office that marketed our products, until we acquired it in September 1999. Mr. Wamberg graduated from Baldwin-Wallace College with a Bachelor of Arts degree in finance. Mr. Wamberg was formerly President of the Association for Advanced Life Underwriting.

OTHER DIRECTORS

     The following persons will continue to serve as directors of Clark/Bardes Holdings after the annual meeting until such time as their respective terms of office expire and until their respective successors are duly elected and qualified.

NAME                                                      AGE   POSITION   DIRECTOR CLASS
----                                                      ---   --------   --------------
George D. Dalton........................................  73    Director   Class I
Steven F. Piaker........................................  38    Director   Class I
L. William Seidman......................................  79    Director   Class II
Bill Archer.............................................  72    Director   Class II

     George D. Dalton has served as a director of Clark/Bardes Holdings and Clark/Bardes and a member of the compensation committee of our Board of Directors since October 1998 and a member of the audit committee of our Board of Directors since January 2000. His current term as a director of Clark/Bardes Holdings expires at the 2002 annual meeting of our stockholders. Since July 1984, Mr. Dalton has served as the Chairman of the Board and Chief Executive Officer of Fiserv Inc., a public company engaged in data processing outsourcing. Since 1995, Mr. Dalton has served as a director and a member of the compensation and audit committees of APAC Teleservices, Inc., a public telemarketing company. Mr. Dalton has served as a director and member of the compensation committee of ARI Network Services, Inc., a public company engaged in computer networking services.

     Steven F. Piaker has served as a director of Clark/Bardes Holdings since June 1999 and a member of the audit committee of our Board of Directors since January 2000. His current term as a director of Clark/Bardes Holdings expires at the 2002 annual meeting of our stockholders. Mr. Piaker acquired his board seat in connection with our private placement of common stock to Conning Insurance Capital Limited Partnership V, L.P. Mr. Piaker is Senior Vice President of Conning & Company and has been a partner at Conning since August 1994. Mr. Piaker works on private equity investment opportunities, and provides corporate finance advisory services to Conning's clients. Mr. Piaker also sits on the boards of Answer Financial, Inc., Intek Information, Inc., MedSpan, Inc., Sterling Collisions Centers, Inc. and TeleBanc Financial Corporation. Prior to joining Conning, Mr. Piaker was a Senior Vice President of Conseco and completed a number of private equity investments. Prior to that, Mr. Piaker was a Vice President in GE Capital's Corporate Finance Group, focusing on leveraged investments and acquisitions in the insurance and financial services industries. A Chartered Financial Analyst, Mr. Piaker is a graduate of the University of Rochester and holds an M.B.A. from Duke University's Fuqua School of Business.

     L. William Seidman has served as a director of Clark/Bardes Holdings and a member of the compensation committee of our Board of Directors since June 1998 and a member of the audit committee of our Board of Directors since January 2000. Mr. Seidman's current term as a director of Clark/Bardes Holdings expires at the 2003 annual meeting of our stockholders. From September 1997 until July 1998, Mr. Seidman served as a member of our predecessor company's advisory board. Mr. Seidman is the chief commentator on NBC cable network's CNBC and publisher of Bank Director magazine. From 1985 to 1991, Mr. Seidman served as the chairman of the Federal Deposit Insurance Corporation under Presidents Reagan and Bush. He became the chairman of the Resolution Trust Corporation in 1989 and served in that capacity until 1991. Earlier, Mr. Seidman had served as President Reagan's co-chair of the White House Conference on Productivity, President Ford's Assistant of Economic Affairs and a member of the Arizona Governor's Commission on Interstate Banking. A former dean of Arizona State's College of Business, Mr. Seidman holds an A.B. from Dartmouth, an LL.B. from Harvard Law School and an M.B.A. from the University of Michigan.

     Bill Archer has served as director of Clark/Bardes Holdings since January 2001 and his current term as director of Clark/Bardes Holdings expires at the 2003 annual meeting of our stockholders. Mr. Archer is Senior Policy Advisor to PricewaterhouseCoopers, LLP, a major accounting and consulting firm. From January 1971 to January 2001, Mr. Archer was a member of Congress, the U.S. House of Representatives where he most recently served as Chairman of the House Ways and Means Committee.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Meeting of the Board of Directors. Our business is under the general management of our board of directors. There are presently six directors, including five independent directors. Our board of directors held four regularly scheduled and eight special meetings during 2000, and each of the directors attended at least seventy-five percent of these meetings.

     Committees. Your board of directors has established an audit committee of independent directors, which consists of Messrs. Dalton, Pohlman, Piaker and Seidman. The audit committee reviews the scope and approach of our annual audit, our annual financial statements and the auditors' report thereon and the auditors' comments relative to the adequacy of our system of internal controls and accounting systems. The audit committee also recommends to the board of directors the appointment of independent public accountants for the following year. Members of the audit committee are independent directors as such term is defined by the National Association of Securities Dealers' listing standards. The audit committee met a total of four times in fiscal year 2000.

     Your board of directors has established an executive committee, which consists of Messrs. Wamberg, and three members of management. The executive committee has the power and authority of the board of directors to manage our affairs between meetings. The executive committee also regularly reviews significant corporate matters and recommends action as appropriate to the board of directors.

     Your board of directors has no standing nominating committee, and the entire board of directors acts in this capacity.

                             OUR EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     Set forth below is a table identifying our executive officers who are not identified herein as a director or nominee for director. Many of our executive officers also hold similar offices with our subsidiary, Clark/ Bardes, Inc.

                                        AGE                  POSITION
                                        ---                  --------
Richard C. Chapman....................  46    Executive Vice President
Donald C. Wegmiller...................  62    Executive Vice President
Thomas M. Pyra........................  48    Chief Financial Officer and Chief
                                                Operations Officer
James C. Bean.........................  48    Senior Vice President
Alison A. Hoffman.....................  42    Senior Vice President

     Richard C. Chapman became an Executive Vice President of Clark/Bardes Holdings in July 1998. Since September 1997, Mr. Chapman has also served as the President and Chief Executive Officer of our Bank Compensation Strategies division. Prior to joining us, Mr. Chapman was a producer for Bank Compensation Strategies since 1985 and served as President of Bank Compensation Strategies since January 1994. Prior to joining Bank Compensation Strategies, Mr. Chapman was an officer with First Bank System, a regional bank holding company in Minneapolis, Minnesota. Mr. Chapman graduated cum laude from Augustana College, with a major in mathematics and business administration.

     Donald C. Wegmiller became an Executive Vice President of Clark/Bardes Holdings upon our acquisition of Management Compensation Group/HealthCare in April 1999. He is also President and Chief Executive Officer of our HealthCare Compensation Strategies division. Prior to joining Management Compensation Group/HealthCare, he served as Vice Chairman and President of HealthSpan Health Systems Corporation. Mr. Wegmiller continues to hold policy positions in state and national health care associations. He has served on the boards of fourteen publicly held corporations over the past 20 years, and currently serves on the board of Medical Graphics; LecTec Corporation; JLJ Medical Devices International, LLC, Minnesota Point, and as Chairman of Possis Medical, Inc. From 1986 to 1988, Mr. Wegmiller served as an officer of the American Hospital Association, and he served as the organization's Chairman in 1987. Mr. Wegmiller received a Bachelor degree from the University of Minnesota and a Master of Hospital Administration Degree from the University of Minnesota. He also teaches health care administration at the University of Minnesota, Duke University and Arizona State University.

     Thomas M. Pyra became Chief Financial Officer of Clark/Bardes Holdings and Clark/Bardes in July 1998 and Chief Operations Officer in October 1999. Prior to joining us, Mr. Pyra served as Vice President and Chief Financial Officer of Geodesic Systems, L.L.C. from April 1997. He also served as Chief Financial Officer for Recompute Corporation from October 1995 until January 1997 and served as Vice President and Controller of Intercraft Company from October 1992 until June 1995. Mr. Pyra received a Bachelor of Science degree in finance and an MBA from DePaul University.

     James C. Bean has served as Chief Integration Officer for the Company since July 2000. From February 1998 through July 2000, he was Chief Operating Officer of the Banking Practice of Clark/Bardes Consulting. Prior to joining the Company, Mr. Bean held leadership positions at Mullin Consulting and MCG HealthCare Compensation and has 15 years experience in our industry. He has also experience in sales, international marketing, product management, manufacturing management and human resources in both small private as well as large public corporations. Mr. Bean received a B.A. from the University of Minnesota and has completed post-graduate coursework in clinical and industrial psychology.

     Alison A. Hoffman became a Senior Vice President of Clark/Bardes Holdings in September of 1999. Prior to that time, Ms. Hoffman was a Principal of the The Wamberg Organization, Inc. from January 1995 to September of 1999, when that company was purchased by Clark/Bardes Holdings. Prior to January of 1995, Ms. Hoffman was employed by Clark/Bardes, Inc. in Dallas, Texas in 1982 in Client Services where she was promoted to a Senior Vice President of Client Services and a Principal of the company. Ms. Hoffman previously held management positions at Canada Life and Southland Life Ins. Co. Ms. Hoffman received a B.A. from University of Pittsburgh and her M.B.A. from Southern Methodist University.

TERMS OF OFFICE

     Your board of directors elects our officers. Each of the officers holds office until his successor is duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, requires our directors and officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of common stock ownership and reports of changes in such ownership. A reporting person must file a Form 3 -- Initial Statement of Beneficial Ownership of Securities within 10 days after such person becomes a reporting person. A reporting person must file a Form 4 -- Statement of Changes of Beneficial Ownership of Securities within 10 days after any month in which such person's beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4. Such exempt changes include stock options granted under a plan qualifying pursuant to Rule 16b-3 under the Exchange Act. A reporting person must file a Form 5 -- Annual Statement of Beneficial Ownership of Securities within 45 days after the end of our fiscal year to report any changes in ownership during the year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

     The SEC's rules require our reporting persons to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required with respect to the year ended December 31, 2000, we believe that the reporting persons have complied with all applicable Section 16(a) filing requirements for 2000 on a timely basis, except for a Form 4 filed by Richard C. Chapman on November 9, 2000 for a transaction in August, 2000, a Form 3 filed by William E. McDonald on November 10, 2000 for a transaction in August, 2000, and a Form 3 filed by Ronald D. Stockfleth on November 10, 2000 for a transaction in August, 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors pursuant to a written audit committee charter. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence. Finally, the Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

     This report has been furnished by the members of the audit committee.

                                            AUDIT COMMITTEE
                                            Randolph A. Pohlman
                                            L. William Seidman
                                            George D. Dalton
                                            Steven Piaker

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation earned during the last three fiscal years with respect to our Chief Executive Officer and our four most highly compensated executive officers in 2000 other than the Chief Executive Officer.

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                          -----------------------
                                              ANNUAL COMPENSATION         RESTRICTED   SECURITIES
NAME AND                                 ------------------------------     STOCK      UNDERLYING      ALL OTHER
PRINCIPAL POSITION                       YEAR   SALARY($)   BONUS($)(1)   AWARDS($)    OPTIONS(#)   COMPENSATION($)
------------------                       ----   ---------   -----------   ----------   ----------   ---------------
W. T. Wamberg..........................  2000   $260,000     $200,200            --           --        $10,528
  Chairman of the Board,                 1999     87,872      100,540            --           --             --
  Chief Executive Officer and Director   1998         --           --            --           --             --
Thomas M. Pyra.........................  2000   $220,000     $206,616            --                     $74,048
  Vice President and                     1999    219,468      220,000            --       50,000         83,340
  Chief Financial Officer                1998    100,000       28,333            --       50,000             --
Richard C. Chapman.....................  2000   $287,507     $273,707
  Executive Vice President               1999    253,212      195,000            --       10,000             --
                                         1998    256,276      212,000            --       65,000             --
Donald C. Wegmiller....................  2000   $638,846     $     --
  Executive Vice President               1999    257,700      251,354            --      185,000         57,759
                                         1998         --           --            --           --             --
Alison A. Hoffman......................  2000   $119,120     $ 36,025            --           --             --
  Senior Vice President                  1999
                                         1998
James C. Bean..........................  2000   $192,500     $ 81,812            --       25,000             --
  Senior Vice President                  1999    179,667       98,817            --           --             --
                                         1998     89,043       95,815            --       25,000             --

---------------

(1) Bonuses represent incentive compensation, whether under employment agreements entered into with the named executive officers, or otherwise. See "Management -- Employment Agreements." Bonuses reflect amounts earned by the named executive officers during the referenced year, even though paid in the following year.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning the options granted to the named executive officers during 2000. The options were granted pursuant to our 1998 stock option plan. No stock appreciation rights were granted during 2000. For additional information on and certain terms of options, see "-- 1998 Stock Option Plan."

                                                                                  POTENTIAL REALIZABLE VALUE
                            NUMBER OF      % OF TOTAL                               AT ASSUMED ANNUAL RATES
                            SECURITIES      OPTIONS                               OF STOCK PRICE APPRECIATION
                            UNDERLYING     GRANTED TO     EXERCISE                  FOR OPTION TERM ($)(2)
                             OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
NAME                         GRANTED     FISCAL YEAR(1)    ($/SH)       DATE           5%            10%
----                        ----------   --------------   --------   ----------   ------------   ------------
W.T. Wamberg..............         --           --             --          --      $       --     $       --
Thomas M. Pyra............         --           --             --          --              --             --
Richard C. Chapman........      9,000         3.5%         $17.00     8/18/08         225,981        328,032
Donald C. Wegmiller.......         --           --             --          --              --             --
Alison A. Hoffman.........         --           --             --          --              --             --
James C. Bean.............     25,000         9.8%         $17.00     7/18/08         627,725        911,200

---------------

(1) Options to purchase a total of 338,100 shares of our common stock at exercise prices of $10.06 to $17.00 per share were granted in 2000.

(2) In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5.0% and 10.0% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future common stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

OPTIONS EXERCISED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning all unexercised options held by the named executive officers as of December 31, 2000. For additional information on and certain terms of such options, see "1998 Stock Option Plan." No options were exercised during 2000.

                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                             OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                YEAR-END(#)               FISCAL YEAR-END(1)
                                        ---------------------------   ---------------------------
NAME                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   -------------   -----------   -------------
W.T. Wamberg..........................        --              --            --             --
Thomas M. Pyra........................    66,683          43,317        37,686         18,815
Richard C. Chapman....................    46,500          37,500        36,725         36,725
Donald C. Wegmiller...................    74,000         111,000            --             --
Alison A. Hoffman.....................        --              --            --             --
James C. Bean.........................    12,500          12,500        14,125         14,125

---------------

(1) Value for "in-the-money" options represents the positive spread between the respective exercise prices of outstanding options and the closing price of $10.13 on December 31, 2000.

COMPENSATION OF DIRECTORS

     The members of your board of directors who are also employees receive no additional compensation for their services as a director.

     Upon their initial election to our Board, non-employee directors, other than Mr. Pohlman, are paid an annual stipend of $15,000, and all non-employee directors are reimbursed all reasonable expenses incurred by them related to their services as non-employee directors. Upon reelection to an additional term, the annual stipend is increased to $20,000. In addition, non-employee directors, other than Mr. Pohlman, are eligible to participate in the 1998 non-employee director stock option plan.

EMPLOYEE BENEFIT AND RETIREMENT PLANS

     We maintain a defined contribution plan for our employees that is qualified under Section 401(k) of the Internal Revenue Code of 1986. We match 50% of the first 6% of salary that an eligible participant contributes to this 401(k) Plan.

EXECUFLEX BENEFIT PLAN

     An executive benefit program we adopted in 1999 is the Execuflex executive benefit plan. Initiated by our HealthCare Compensation Strategies division, this plan is a customized approach that combines both motivational and executive retention attributes using tax deferred and, in some cases, tax free benefits.

     Our board of directors has approved the participation of several of our senior executives in the Execuflex Plan. Under this plan, each executive is provided with an annual allowance of $15,000, which may be allocated among a number of options to meet the individual needs of the executive and his or her family. The program consists of:

     - Individual long-term disability that provides for a replacement of a portion of income lost due to a disability. It is non-cancelable for all full-time executives and provides lifetime coverage that adjusts for salary and is not subject to Social Security offsets. The benefit is taxable to the executive and the benefit period declines annually from age 61.

     - Group long-term care for the executive, the executive's spouse or dependent parents providing nursing care or home care when the covered individual requires it as defined by the policy. The benefit coverage is for six years and may be increased or extended for a lifetime at the executive's option. All or a portion of the benefits are tax-free.

     - Family supplemental survivor options in which we assist the executive in the purchase of variable universal life coverage that can be split between the executive, his or her spouse or jointly. We pay the premium for ten years while the executive retains the policy. At retirement or after fifteen years we recover our premiums from the cash value of the policy which continues with the executive.

     - A capital accumulation features in which the funds not invested in the other three options are credited to the executive's account vesting ratably over the plan year. Earnings are credited to the account based on a choice of options and are subject to Social Security and Medicare withholding. Income taxes are payable on distribution. This company liability is match-funded through the use of a specially designed corporate owned life insurance product.

1998 STOCK OPTION PLAN

     A total of 2,000,000 shares of our common stock has been reserved for issuance under our 1998 stock option plan. The 1998 stock option plan was initially adopted by our predecessor company in March 1997 and we assumed, amended and restated it in July 1998. The 1998 stock option plan is administered by your board of directors or the compensation committee, who have full authority to determine the individuals to whom, and the time at which, the options may be granted and the number of shares covered by each option. Both nonqualified stock options and incentive stock options (as defined in the Internal Revenue Code) may be granted under the 1998 stock option plan. The option price per share is determined by the compensation committee but may not be less than fair market value for incentive stock options. Options may be granted to our officers, employees (including officers who may be directors), non-employee directors or licensed insurance producers. Incentive stock options are not transferable or assignable by an optionee other than by will or the laws of descent and distribution. Nonqualified stock options may be transferred to certain permitted transferees to the extent permitted in the applicable nonqualified stock option agreement granting any such nonqualified stock options.

     As of March 5, 2001, 1,313,900 options had been granted under the 1998 stock option plan, of which 25,000 were exercised in 2000 and 1,238,100 of which remained outstanding. A total of 718,350 shares of our common stock remain available for grant as of March 5, 2001.

1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Your board of directors adopted the original plan in September 1998 and adopted the amended and restated non-employee director plan in January 2000. The amended and restated plan was approved by our stockholders at last year's annual meeting. On December 1, 1998, we filed with the Commission a registration statement on Form S-8 registering the shares of common stock underlying the options offered under this plan. A total of 100,000 shares of our common stock has been reserved for issuance under our non-employee director plan. The non-employee director plan is administered by either your board of directors or the compensation committee. Only nonqualified options may be granted under the non-employee director plan. All of our non-employee directors, other than Mr. Pohlman, may participate in the non-employee director plan. The non-employee director plan provides for the automatic grant of stock options to purchase 10,000 shares of our common stock to each newly elected non-employee director on the first day of the month following the election of such director. The appointment stock options vest and become exercisable over three years in increments of 277 shares on the first day of every month beginning in the month immediately after the stock options were granted. The non-employee director plan also provides for the automatic grant of stock options to purchase 4,000 shares of our common stock to continuing non-employee directors on the first day of the month immediately following our annual stockholder meetings. The annual grants of stock options to continuing non-employee directors vest and become exercisable in increments of 2,000 shares for each regularly scheduled quarterly meeting of the board of directors that the non-employee director attends in person. The exercise price for stock options granted under the non- employee director plan is the fair market value of our common stock on the date of grant.

     As of March 13, 2000, 69,610 options had been granted under the non-employee director plan, and a total of 30,390 shares of our common stock remain available for grant.

     The following table provides information concerning options granted under the non-employee director plan:

EXERCISE PRICE                MR. ARCHER   MR. DALTON   MR. PIAKER   MR. POHLMAN   MR. SEIDMAN
--------------                ----------   ----------   ----------   -----------   -----------
$9.00.......................        --        1,666           --           --            --
$11.50......................    10,000           --           --           --            --
$14.31......................        --        4,000        4,000           --        18,000
$15.93......................        --       14,000           --           --         4,000
$16.94......................        --           --       13,944           --            --
                                ------       ------       ------       ------        ------
          Totals............    10,000       19,666       17,944           --        22,000

EMPLOYEE STOCK PURCHASE PLAN

     In July 1998, your board of directors adopted a stock purchase plan, under which a total of 200,000 shares of our common stock have been reserved for issuance. A committee of directors appointed by your board of directors administers the stock purchase plan. Any employee who has been our employee for 90 days is eligible to participate in offerings under the stock purchase plan.

     The stock purchase plan consists of eight semi-annual offerings of our common stock beginning on each January 1 and July 1 in each of the years 1999, 2000, 2001 and 2002, and terminating on June 30 and December 31 of each year. The maximum number of shares issuable under the plan is 50,000 per year plus the number of unissued shares from prior offerings for each year.

     On the commencement date of each offering under the stock purchase plan, a participating employee will be deemed to have been granted an option to purchase a maximum number of shares of common stock equal to: (i) the percentage of the employee's base pay that the employee has elected to be withheld (not to exceed 10%), (ii) multiplied by the employee's base pay during the period of the offering and (iii) divided by the lower of 85% of the closing market price of our common stock on the applicable offering commencement date or 85% of the closing market price of our common stock on the offering termination date. Options held by a participant may be exercised by that participant.

     No employee may be granted options pursuant to the stock purchase plan if, as a result of a grant, an employee would (i) own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our stock or (ii) have rights to purchase stock under all our employee stock purchase plans that accrue at a rate in excess of $25,000 in fair market value for any calendar year.

     Unless a participant gives written notice to us, his or her option for the purchase of our common stock with payroll deductions made during an offering will be deemed to have been exercised automatically on the offering termination date applicable to such offering, for the purchase of the number of full shares of common stock that the accumulated payroll deductions at that time will purchase at the applicable option price. A participant may withdraw payroll deductions credited to his account under the stock purchase plan at any time.

     In the four semi-annual offering periods to date, a total of 85,054 shares have been reserved for issuance. The average cost of the shares is $11.43 or $975,533 to the participants and $14.32 or $1,218,036 to the Company.

KEY EXECUTIVE LIFE INSURANCE

     We maintain and are the sole beneficiary of key man life insurance policies on the lives of Messrs. Wamberg, Wegmiller and Chapman in the amounts of $23.0 million, $8.5 million and $4.0 million, respectively.

EMPLOYMENT AGREEMENTS

     Effective as of July 1, 1998, we entered into an employment agreement with Mr. Pyra. The term of the employment agreement is for a period of three years ending on June 30, 2001. Mr. Pyra's employment agreement provides for an annual base salary of $330,000. In addition to his annual base salary, Mr. Pyra is entitled to receive a bonus each year of up to 140% of his annual base salary based upon net income and incremental five-year net income. On August 19, 1999, Mr. Pyra was granted an option, which terminates on February 28, 2007, to purchase 50,000 shares of common stock at an exercise price of $9.00 per share under our 1998 stock option plan. Mr. Pyra is subject to non-competition, non-solicitation and confidentiality provisions. If Mr. Pyra is terminated for cause including any willful breach of the non-competition, non-solicitation or confidentiality provisions of his employment agreement, all payments to him will end. If Mr. Pyra is terminated without cause, he will be entitled to severance compensation equal to his annual base salary for a period equal to the greater of 90 days or the remaining term of his employment agreement. From time to time, your board of directors may increase the bonuses and compensation paid under this agreement.

     We entered into an employment agreement, effective April 5, 1999, with Donald C. Wegmiller. Subject to renewal, the agreement ends on December 31, 2003. It calls for an annual base salary of $335,000, as well as additional commissions and a bonus each year equal to 3% of certain revenues generated by our Healthcare Compensation Strategies division. Mr. Wegmiller is subject to non-competition, non-solicitation and confidentiality provisions. On the effective date of this agreement, Mr. Wegmiller was granted an option to purchase 185,000 shares of our common stock which vests and becomes exercisable in five annual installments beginning December 30, 1999. If, following a change of control, Mr. Wegmiller voluntarily terminates employment, his stock options granted under the agreement will become 100% vested and he can elect to receive either 12 months salary and other compensation or no compensation and a waiver of the agreement's restrictive covenants. If Mr. Wegmiller is terminated without cause, then his stock options will become 100% vested and he will receive 12 months salary and other compensation.

     As part of our acquisition of The Wamberg Organization, we entered into an employment agreement, effective as of September 1, 1999, with W.T. Wamberg. The agreement is for a term of five years, and provides for a base salary of $260,000 and bonuses of up to 140% of base salary, in the discretion of our board of directors' compensation committee. The agreement contains provisions concerning non-competition, non-solicitation and confidentiality. During the term of the employment agreement, Mr. Wamberg is to be employed as our chief executive officer, and Mr. Wamberg has agreed to devote substantially all of his business time and attention to this task. If Mr. Wamberg's duties or position differs materially from that of the chief executive officer, upon termination without cause, or upon a change of control, Mr. Wamberg may terminate his employment and elect to receive either 12 months salary plus accrued and unpaid benefits or no severance compensation and a waiver of the non-competition and non-solicitation covenants. Mr. Wamberg may also voluntarily terminate the agreement upon 30 days notice without any further obligation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the compensation committee of your board of directors consisted of Messrs. Dalton, Pohlman, Piaker and Seidman, all of whom are independent directors. Our officers who are not directors do not participate in deliberations of the compensation committee or the board of directors regarding executive compensation.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

GENERAL

     The compensation committee is responsible for establishing the compensation of Clark/Bardes Holdings' directors, officers and other managerial personnel, including salaries, bonuses, termination agreements and other executive officer benefits. The compensation committee is comprised of Messrs. Dalton, Pohlman, Piaker and Seidman, each of whom is an independent director.

     Although the board of directors delegated certain responsibilities as described above to the compensation committee, in determining compensation for directors, officers and other managerial personnel for 2000, the board of directors as a whole acted directly with respect to certain compensation decisions. Mr. Wamberg abstained from all compensation decisions with respect to himself for his service as chief executive officer.

2000 COMPENSATION

     Base Salary. The base salaries of executive officers are established in consideration of the competitive market for executives of comparable levels at companies at a comparable stage of development. We have entered into employment agreements with Messrs. Chapman, Pyra, Wegmiller and Wamberg, the terms of which are described above under "Executive Compensation -- Employment Agreements." The board of directors believed these contracts to be necessary to ensure the retention of experienced management. The board of directors believes the annual compensation provided to each of the executive officers, whether pursuant to an employment agreement or otherwise, is commensurate with the responsibilities, experience and individual performance of such executive officers.

     Bonuses. The board of directors granted bonuses in 2000 based on our performance and the contribution of the particular executive officer to whom such bonus was paid taking into account such executive officer's contribution to the significant developments taking place in Clark/Bardes Holdings in 2000 including our acquisition strategy. The employment agreements of Messrs. Pyra, Wamberg and Wegmiller also tie the amount of bonuses to be paid to such executive officers to certain measures of our performance. See "Executive Compensation -- Employee Agreements." The board of directors believes that the bonuses paid to executive officers in 2000, whether pursuant to employment agreement or otherwise, is commensurate with our performance and such executive officer's contribution to such performance.

     Stock Options. The purpose of the 1998 stock option plan is to encourage and enable participants under the plan to acquire and retain a proprietary interest in us by ownership of our stock. The board of directors has directed the grant of stock options pursuant to the 1998 stock option plan in order to align the interests of its executive officers with those of our stockholders. In addition to our performance, the board of directors considered the significant developments taking place in 2000 including our acquisition strategy. The board of directors believes the stock options granted to executive officers in 2000, whether pursuant to employment agreement or otherwise, is commensurate with the executive officer's responsibilities, experience and individual performance of such executive officer.

2000 COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining the appropriate compensation for Mr. Wamberg, the board of directors considers our performance, competitive practices, significant developments (including our acquisition strategy) and its policy of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. The board of directors believes the annual base salary paid to Mr. Wamberg in 2000 is commensurate with his responsibilities, experience, individual performance, and the bonus paid to him is commensurate with our performance and his respective contributions to such performance.

                                                                                 NUMBER OF
                                                      ANNUAL                   STOCK OPTIONS
NAME                                                BASE SALARY   BONUS PAID      GRANTED
----                                                -----------   ----------   -------------
W.T. Wamberg......................................   $270,528      $200,200         --

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     The compensation committee expects all compensation paid to executive officers to be tax deductible to Clark/Bardes Holdings. Section 162(m) provides that compensation in excess of $1,000,000 paid to the chief executive officer of Clark/Bardes Holdings and the four highest compensated officers of Clark/Bardes Holdings (other than the chief executive officer) cannot be deducted by Clark/Bardes Holdings for federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of outside directors, is objectively determined and the plan or agreement providing for such performance-based compensation is approved by stockholders. In the future, however, the compensation committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if, in its judgment after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

     This report has been furnished by the members of the compensation committee and by the board of directors.

                                            COMPENSATION COMMITTEE
                                            Randolph A. Pohlman
                                            L. William Seidman
                                            George D. Dalton
                                            Steven Piaker

                               PERFORMANCE GRAPH

     The following performance graph sets forth the cumulative total stockholder return for our common stock, the Russell 2000 Index and the Nasdaq Insurance Index for the period indicated. The performance graph assumes $100 invested in our common stock at its closing price on August 18, 1998, the date on which our common stock commenced trading on the Nasdaq National Market, and in each of the Russell 2000 Index and the Nasdaq Insurance Index on the same date. The performance graph also assumes the reinvestment of all dividends, if any. The dates on the performance graph represent the last trading day of each month indicated. The performance graph is not necessarily indicative of future investment performance.
[PERFORMANCE GRAPH]

                                            CLARK/BARDES           RUSSELL 2000         NASDAQ INSURANCE
                                            ------------           ------------         ----------------
8/19/98                                        100.00                 100.00                 100.00
8/98                                            89.00                 100.00                  87.00
9/98                                            92.00                 105.00                  90.00
10/98                                          108.00                 110.00                  98.00
11/98                                          192.00                 115.00                 105.00
12/98                                          182.00                 122.00                 109.00
1/99                                           185.00                 124.00                 107.00
2/99                                           183.00                 114.00                 109.00
3/99                                           184.00                 115.00                 124.00
4/99                                           141.00                 125.00                 138.00
5/99                                           191.00                 127.00                 143.00
6/99                                           205.00                 133.00                 144.00
7/99                                           204.00                 129.00                 138.00
8/99                                           185.00                 132.00                 124.00
9/99                                           223.00                 124.00                 124.00
10/99                                          149.00                 125.00                 124.00
11/99                                          134.00                 132.00                 119.00
12/99                                          155.00                 146.00                 115.00
1/00                                           170.00                 144.00                 108.00
2/00                                           162.00                 162.00                 105.00
3/00                                           154.00                 153.00                 117.00
4/00                                           153.00                 147.00                 109.00
5/00                                           159.00                 138.00                 103.00
6/00                                           178.00                 150.00                 111.00
7/00                                           108.00                 145.00                 109.00
8/00                                           109.00                 156.00                 116.00
9/00                                           110.00                 151.00                 115.00
10/00                                          136.00                 144.00                 116.00
11/00                                          111.00                 129.00                 119.00
12/00                                          110.00                 127.00                 164.00
1/01                                           123.00                 147.00                 123.00

---------------------------------------------------------------------------------------------------------------------
                             8/19/97    10/98     2/99      5/99      9/99      12/99     4/00      7/00      11/00
---------------------------------------------------------------------------------------------------------------------
 Clark/Bardes                  100       108       183       191       223       155       153       108       111
 Russell 2000                  100       110       114       127       124       146       147       145       129
 Nasdaq Insurance              100        98       109       143       124       115       109       109       119

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of March 5, 2001, by:

     (1) each person who is known by our company to own beneficially more than 5% of our common stock;

     (2) each director;

     (3) each of the named executive officers; and

     (4) all directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 5, 2001, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. We have separated the number of shares held into two categories:

     - "Number of Shares Actually Owned," which includes beneficial ownership of our common stock but excludes stock options; and

     - "Number of Shares Issuable Pursuant to Stock Options," which includes only the shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2001.

     Except as indicated in this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage of ownership is based on 12,675,310 shares of our common stock outstanding on March 5, 2001.

                                                                NUMBER OF
                                                  NUMBER OF      SHARES       PERCENTAGE OF
                                                   SHARES       ISSUABLE         SHARES
                                                  ACTUALLY     PURSUANT TO    BENEFICIALLY
NAME OF BENEFICIAL OWNER                           ISSUED     STOCK OPTIONS       OWNED
------------------------                          ---------   -------------   -------------
Metropolitan Life Insurance Company(1)..........  1,555,600           --          12.0%
  4100 Boy Scout Boulevard
  Tampa, Florida 33607
Life Investors Insurance Company of
  America(2)....................................  1,150,839           --           8.9%
  4333 Edgewood Road, NE
  Cedar Rapids, Iowa 52499
Phoenix Home Life Mutual Insurance(3)...........  1,111,155           --           8.6%
  One American Row
  Hartford, Connecticut 06102
W.T. Wamberg....................................  2,342,526           --          18.0%
Richard C. Chapman..............................    304,154       46,500           2.3%
Donald C. Wegmiller.............................    138,858       74,000           1.1%
Thomas M. Pyra..................................      5,005       66,667              *
James C. Bean...................................         --       12,500              *
Alison A. Hoffman...............................     73,854           --              *
L. William Seidman..............................      5,000       26,878              *
Randolph A. Pohlman.............................      2,000       57,223              *
George D. Dalton................................      7,000       19,145              *
Steven F. Piaker................................     13,444       12,709              *
William Archer..................................         --           --              *
                                                  ---------      -------          -----
All directors and executive officers as a group
  (11 individuals)..............................  2,891,841      315,622          22.3%

---------------

 *  Less than 1%

(1) Based solely upon information contained in Schedule 13G/A, filed with the SEC on February 14, 2001.

(2) Based solely upon information contained in Schedule 13G/A, filed with the SEC on February 14, 2001.

(3) Based solely upon information contained in Schedule 13G/A, filed with the SEC on February 14, 2001. Conning Insurance Capital is a subsidiary of General American Mutual Holding Co.; GenAmerica Corporation; General American Life Insurance; Conning Corp.; Conning, Inc.; Conning & Company; and Conning Investment Partners V, LLC; each of which also claim beneficial ownership of the stock. Based solely upon publicly available information, Metropolitan Life Insurance Company has acquired beneficial ownership of the stock of certain of these companies.

(4) Based solely upon information contained in Schedule 13G/A, filed with the SEC on February 14, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to the transactions at closing, the purchase agreement provides for payment to The Wamberg Organization of $11.9 million through December 31, 2002, which may be reduced if we do not achieve revenue objectives set forth in the purchase agreement.

ANCILLARY BUSINESS ARRANGEMENTS

     Because of various federal and state licensing restrictions, we market products registered with the SEC and our insurance-financed employee benefit programs in the states of Ohio, Pennsylvania and Texas through a registered broker-dealer, Clark/Bardes Securities, Inc., with which we have a networking agreement, and insurance agencies, for which we provide almost all services through administration and services agreements. Each of the following insurance agencies -- Clark/Bardes Agency of Ohio, Inc., Clark/Bardes, Inc. of Pennsylvania and Clark/Bardes of Texas, Inc. -- provide the entity through which our producers sell certain products and conduct business in such states. In exchange, each of the insurance agencies is a party to an administration and services agreement under which each insurance agency pays us to furnish facilities, services, personnel and assistance.

     The charges and fees pursuant to the administration and services agreements are equal to the costs we incur in providing the services, personnel and property, plus an additional amount equal to a certain percentage of such cost. Each insurance agency is solely responsible for its own activities as an insurance producer and for its relationship with the producers or employees in the course and scope of their activities performed on behalf of such agency.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Your board of directors, upon the recommendation of the audit committee, has appointed Ernst & Young LLP, independent certified public accountants, as our independent accountants for 2001. Ernst & Young LLP has acted as accountants for us since June 2, 1997.

     Audit Fees. During the year ended December 31, 2000, our audit fees amounted to $246,000.

     Financial Information Systems Design and Implementation Fees. There were no fees or work performed on financial information systems.

     All Other Fees. All other fees paid during the year ended December 31, 2000 totaled $145,000 of which $115,000 was for audit-related services. Audit-related services generally include fees for business acquisitions, accounting consultations and internal audit services.

     The Audit Committee has considered whether the services described under the caption "All Other Fees" performed by the independent auditors to the Company are compatible with maintaining the auditors' independence.

     Your board of directors has determined to afford you the opportunity to express your opinions on the matter of accountants, and, accordingly, is submitting to you at the annual meeting a proposal to ratify the appointment of Ernst & Young LLP. If a majority of the shares voted at the annual meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, your board of directors will interpret this as an instruction to seek other accountants. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR CLARK/BARDES FOR THE YEAR ENDED DECEMBER 31, 2001.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions.

                                 PROPOSAL THREE

                        APPROVAL OF AN AMENDMENT TO OUR
                          CERTIFICATE OF INCORPORATION
                    CHANGING OUR NAME TO CLARK BARDES, INC.

     Your board of directors has approved the amendment of our certificate of incorporation to change our name to Clark Bardes, Inc. as being more reflective of the management of our company. In a related matter, we intend to change the name of one of our subsidiaries, Clark Bardes, Inc., to Clark Bardes Consulting in order to comply with Delaware corporate law and to avoid confusion. The name change of our subsidiary is not a matter that requires shareholder approval, and we are not soliciting your proxy for this matter.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, CHANGING OUR NAME TO "CLARK BARDES, INC."

              STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Your board of directors will provide for the presentation of your proposals at the 2002 annual meeting of stockholders, provided that such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals, and our bylaws, a copy of which is available upon written request from Mr. Bennett, our corporate secretary. To be considered for inclusion in our proxy statement for the 2002 annual meeting, stockholder proposals must be received at our principal executive office no later than December 14, 2001.

                           INCORPORATION BY REFERENCE

     With respect to any future filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings "Joint Report of the Compensation Committee and the Board of Directors on Executive Compensation," "Report of the Audit Committee" and "Performance Graph" shall not be incorporated into such future filings.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including risks, uncertainties and assumptions including but not limited to difficulties associated with changes in tax legislation, dependence on key producers and key personnel, our dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks, risks related to significant intangible assets, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions, relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

                                   FORM 10-K

     Accompanying this proxy statement is a copy of our Form 10-K for the year ended December 31, 2000. The Form 10-K does not form any part of the materials for the solicitation of proxies. We will mail additional copies of our annual report on Form 10-K for the year ended December 31, 2000 to each stockholder or beneficial owner of shares of our common stock without charge upon such person's written request to James Radosevich, Vice President-Investor Relations, at our executive offices at 102 South Wynstone Park Drive, Suite 200, North Barrington, Illinois 60010.

By Order of the Board of Directors

W.T. Wamberg
President, Chief Executive Officer
and Chairman of the Board

North Barrington, Illinois
April 1, 2001

                                    ANNEX A

                          CLARK/BARDES HOLDINGS, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                       A-2